Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(698,551)
Unrealized Gain (Loss) on Market Value of Futures	85,739
Dividend Income	17
Interest Income	206
ETF Transaction Fees	350
Total Income (Loss)	$(612,239)

Expenses
General Partner Management Fees	$1,472
Professional Fees	7,035
Brokerage Commissions	477
Non-interested Directors' Fees and Expenses	18
Prepaid Insurance Expense	27
NYMEX License Fee	37
SEC & FINRA Registration Expense	620
Total Expenses	9,686
Expense Waiver	(7,849)
Net Expenses	$1,837
Net Income (Loss)	$(614,076)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/15	$3,106,702
Additions (50,000 Shares)	626,600
Net Income (Loss)	(614,076)

Net Asset Value End of Month	$3,119,226
Net Asset Value Per Share (250,000 Shares)	$12.48

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612